Exhibit 24(e)

February 23, 2005

Thomas A. Fanning and Wayne Boston

Dear Sirs:

         Mississippi Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) the filing of its Annual Report on Form 10-K for the year ended December 31, 2004, and (2) the filing of its quarterly reports on Form 10-Q during 2005.

         Mississippi Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

                                              Yours very truly,

                                              MISSISSIPPI POWER COMPANY



                                              By /s/Anthony J. Topazi
                                                   Anthony J. Topazi
                                          President and Chief Executive Officer


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                                      - 2 -

     /s/Tommy E. Dulaney                              /s/Anthony J. Topazi
      Tommy E. Dulaney                                  Anthony J. Topazi




   /s/Warren A. Hood, Jr.                                 /s/Gene Warr
     Warren A. Hood, Jr.                                    Gene Warr




______________________________                       /s/Michael W. Southern
      Robert C. Khayat                                 Michael W. Southern




   /s/George A. Schloegel                             /s/Frances V. Turnage
     George A. Schloegel                               Frances V. Turnage




    /s/Philip J. Terrell                               /s/Vicki L. Pierce
      Philip J. Terrell                                  Vicki L. Pierce

Extract from minutes of meeting of the board of directors of Mississippi Power Company.

                               - - - - - - - - - -

          RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2004, and its 2005 quarterly reports on Form 10-Q, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its Board of Directors, and its Officers, are authorized to give their several powers of attorney to Thomas A. Fanning and Wayne Boston.

                               - - - - - - - - - -

         The undersigned officer of Mississippi Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Mississippi Power Company, duly held on February 23, 2005, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 28, 2005                      MISSISSIPPI POWER COMPANY


                                              By /s/Wayne Boston
                                                  Wayne Boston
                                               Assistant Secretary